As filed with the Securities and Exchange Commission on December
17, 1996
                                            SEC Registration No. 33-98526-D
_________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                       Denver, Colorado   80202-2648

                             AMENDMENT NO. 2
                                   TO
                                 FORM SB-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CALIFORNIA APPLIED RESEARCH, INC.
            (Exact name of registrant as specified in charter)

  NEVADA                      6770              84-1345053
(State or other  (Primary Standard Industrial  (IRS Employer
jurisdiction of   Classification Code Number)  Identification
 incorporation or                              Number)
 organization)

                            1275 East Bellview
                   Cherry Hills Village, Colorado  80121
                              (303) 333-5305
          (Address and telephone number of registrant's principal
            executive offices and principal place of business)
                       ____________________________

                            J. Michael Spinali
                            1275 East Bellview
                   Cherry Hills Village, Colorado  80121
                              (303) 333-5305
        (Name, address, and telephone number of agent for service)
                         ________________________

                                 Copy to:
                        Robert C. Weaver, Jr., Esq.
                         4475 Mission Blvd., #216
                        San Diego, California 92109
                              (619) 270-3466
                            FAX (619) 270-5575
                         ________________________

     Approximate date of commencement of proposed sale to the public:
     As soon as practicable after this Registration Statement becomes effective.
                         ________________________

                         (Continued on Next Page)

                     CALCULATION OF REGISTRATION FEE

_________________________________________________________________

Title of Each       Amount     Proposed Proposed  Amount of
Class of Securities to be      Maximum  Maximum   Registration
Being Registered    Registered Offering Aggregate Fee
                               Price    Offering
                               Per Share Price

Common Stock, par
value $.001 per
share               1,000,000  $.25     $  250,000 $ 86.21




TOTAL (Minimum)                                    $100.00

_________________________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                     CALIFORNIA APPLIED RESEARCH, INC.

             Cross Reference Sheet between Items of Form SB-2 and Prospectus Pursuant to Rule 501(b) of Regulation S-B

Item in Form SB-2                       Location in Prospectus
1.Front of Registration Statement and
     Outside Front Cover Page of the
     Prospectus                              Cover Pages
2.Inside Front and Outside Back Cover Pages
     of Prospectus                           Cover Pages
3.Summary Information and Risk Factors       Prospectus Summary,
                                             Risk Factors
4.Use of Proceeds                            Use of Proceeds
5.Determination of Offering Price            Risk Factors,
                                             Offering
6.Dilution                                   Dilution
7.Selling Security Holders                   Not Applicable
8.Plan of Distribution                       Offering
9.Legal Proceedings                          Legal Proceedings
10.Directors, Executives Officers,
     Promoters and Control Persons           Management
11.Security Ownership of Certain Beneficial
     Owners and Management                   Principal
                                             Shareholders
12.Description of Securities to be
     Registered                              Description of
                                             Securities
13.Interest of Named Experts and Counsel     Experts
14.Disclosure of Commission position
     on Indemnification for
     Securities Act Liabilities              Indemnification
15.Organization Within Last 5 years          Proposed Business,
                                             Certain Transactions
16.Description of Business                   Proposed Business
17.Management's Discussion and
     Analysis or Plan of Operation           Management's
                                             Discussion and
                                             Analysis or
                                             Plan of Operation
18.Description of Property                   Proposed Business
19.Certain Relationships and Related
     Transactions                            Risk Factors,
                                             Certain Transactions
20.Market for Common Equity and
     Related Stockholder Matters             Risk Factors,
                                             Description of
                                             Securities
21.Executive Compensation                    Management
22.Financial Statements                      Financial Statements

(The next two pages in the Prospectus are, respectively, Cover Page
- Outside Back and Cover Page - Outside Front.)

                             TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     The Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

PROPOSED BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     "Blank Check" Offering
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Payment of Salaries or
          Consulting Fees. . . . . . . . . . . . . . . . . . . . . . . . 46
     Involvement of Certain
          Principals in Prior
          "Blank Check"
          Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Uncertainty of
          Competitive
          Environment of
          Acquired Business
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

          Redemption Rights
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Certain Securities Laws
          Considerations . . . . . . . . . . . . . . . . . . . . . . . . 49
     Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

MANAGEMENT'S DISCUSSION AND
     ANALYSIS OR PLAN OF
     OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     Directors and Officers
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

          Executive
          Compensation . . . . . . . . . . . . . . . . . . . . . . . . . 54

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . 56

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 57

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . 58
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     Shares Eligible For
          Future Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 59

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . 62

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 62

                           CALIFORNIA APPLIED
                             RESEARCH, INC.

                          Minimum 100,000 Shares
                         Maximum 1,000,000 Shares

                              Offering Price,
                              $.25 Per Share

                                PROSPECTUS
                          ________________, 19__

                           California Applied
                             Research, Inc.
                            1275 East Bellview
                          Cherry Hills Village,
                             Colorado 80121
                              (303) 333-5305

     Until 90 days after the
date funds and securities are
released from the escrow or
trust account pursuant to Rule
419, all dealers  participating
in this distribution are
required to deliver a
prospectus.


                     CALIFORNIA APPLIED RESEARCH, INC.
                   Minimum 100,000 / Maximum 1,000,000
                          Shares of Common Stock
                      Offering Price $0.25 Per Share

     California Applied Research, Inc. (the "Company") hereby offers 1,000,000 shares of Common Stock, par value $.001 per share ("the Shares"). See Description of Securities." The Company is a blank check company and has not engaged in any business and has no specific plans for any given business or industry.
     Prior to this offering there has been no public market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. THE COMPANY HAS NOT MADE APPLICATION TO REGISTER SHARES IN ANY STATES. AN EXEMPTION FROM REGISTRATION WILL BE RELIED UPON IN SOME STATES WHERE SHARES ARE SOLD AND THE SHARES MAY ONLY BE TRADED IN SUCH JURISDICTIONS AFTER COMPLIANCE WITH APPLICABLE SECURITIES LAWS. THERE CAN BE NO ASSURANCES THAT THE SHARES WILL BE ELIGIBLE FOR SALE OR RESALE IN SUCH JURISDICTIONS.
THE COMPANY MAY MAKE APPLICATION TO REGISTER THE SHARES FOR OFFER HEREUNDER OR FOR SECONDARY TRADING, HOWEVER IT IS UNDER NO REQUIREMENT TO DO SO. There can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, any such market will be sustained. After a merger, the Company anticipates that trading of the Shares will be conducted through what is customarily known as the "pink sheets" and/or on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (the "Bulletin Board"). Any market for the Shares which may result will likely be less well developed than if the Shares were traded on NASDAQ or on an exchange. For information regarding the factors considered in determining the initial public offering price of the Shares see "Risk Factors" and "Offering."
     The Company is conducting a blank check offering subject to the Commission's Rule 419 of Regulation C. The net offering proceeds, after deduction for underwriting commissions and offering expenses, estimated at ($5,000) and the securities to be issued to investors must be deposited in an escrow account (The "DEPOSITED FUNDS" and "DEPOSITED SECURITIES," respectively). While held in the escrow account, the securities may not be traded or transferred. Except for an amount up to 10% of the DEPOSITED FUNDS ($1,750 if minimum is sold, $22,000 if the maximum is sold) otherwise releasable under the rule, the DEPOSITED FUNDS and the DEPOSITED SECURITIES may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in the Rule
419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors The Company must return the pro rata portion of the DEPOSITED FUNDS to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the DEPOSITED PROCEEDS (and any interest earned thereon) and none of the DEPOSITED SECURITIES will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the DEPOSITED PROCEEDS will be returned on a pro rata basis to all investors. (see "Summary - Investors Rights and Substantive Protection Under Rule 419")
     Officers, directors affiliates, and principal shareholders of the Company may purchase a percent of the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.
     "THE SECURITIES HAVE NOT BEEN REGISTERED IN ANY STATE, AND MAY ONLY BE OFFERED OR TRADED IN SUCH STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION." FOR THE OFFERING HEREUNDER, THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING STATES, IF ANY, IN WHICH THE COMPANY' SECURITIES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE INTENDS TO RELY ON LIMITED OFFERING EXEMPTIONS IN THE STATES OF ARIZONA, CALIFORNIA, FLORIDA, GEORGIA, ILLINOIS, NEVADA, NEW YORK, PENNSYLVANIA, VIRGINIA, AND WASHINGTON.
     The Company intends to provide the Company's shareholders with complete disclosure documentation, including audited financial statements, concerning a target company and its business prior to any merger or acquisition.
     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Offering                      Proceeds to
                    Price to Public (1) Discount (2)   Company (3)
Per Share           $     .25           $  .025        $   .225
Minimum   100,000   $  25,000           $ 2,500        $ 22,500
Maximum 1,000,000   $ 250,000           $25,000        $225,000
     (Notes on following page.)

                     CALIFORNIA APPLIED RESEARCH, INC.
                            1275 East Bellview
                   Cherry Hills Village, Colorado 80121

      The date of this Prospectus is                         , 19


(1) SUBSCRIBERS PURCHASING THE SHARES SHOULD MAKE THEIR CHECK PAYABLE TO "COLORADO BUSINESS BANK - ESCROW AGENT." The address of Colorado Business Bank is 101 W. Mineral Ave., Littleton, CO 80120. All proceeds from subscriptions to purchase the Shares will be transmitted by the Company and any participating dealer to the escrow account by noon of the next business day after receipt. The Shares are offered by the Company on a "best efforts" 100,000 Share minimum, 1,000,000 Share maximum basis. In the event that the minimum of 100,000 Shares are not sold within 360 days from the effective date of this prospectus all proceeds raised will be returned promptly to subscriber in full without interest thereon. Subscribers will not be entitled to a return of funds from the escrow during the offering period (including the extension thereof). Pending the sale of the 1,000,000 Share minimum, All proceeds will be deposited into the escrow account.

(2) The Company intends to offer the Shares through its officers and directors Michael Spinali and Brian French without the use of a professional underwriter, and by selected broker-dealers who are members of the National Association of Securities Dealers, Inc. (N.A.S.D.) On sales made by brokers a maximum commission of 10% will be allowed. No commissions will be paid for sales effected by officers and directors, however these figures assume payment of commissions on the sale of all Shares. The offering is being conducted directly by the Company without the use of a professional underwriter.

 (3) The proceeds to the Company set forth in the table on the cover page of the Prospectus have been computed before deduction of costs that will be incurred in connection with this offering (excluding the Offering discount), including filing, printing, legal, accounting, transfer agent and escrow agent fees (collectively, the "Offering Costs") estimated at $5,400.

THE SHARES ARE BEING OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE COMPANY, AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL AND CERTAIN OTHER CONDITIONS. THE COMPANY RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THIS OFFERING AND TO REJECT ANY ORDER IN WHOLE OR IN PART.

               ESCROW OF 90% OF THE PROCEEDS DERIVED HEREBY

     UPON COMPLETION OF THIS OFFERING, 90% OF THE NET PROCEEDS THEREFROM WILL BE PLACED IN AN ESCROW ACCOUNT WITH THE COLORADO BUSINESS BANK AS ESCROW AGENT, SUBJECT TO RELEASE UPON THE EARLIER OF
(i) WRITTEN NOTIFICATION BY THE COMPANY OF ITS NEED FOR ALL, OR SUBSTANTIALLY ALL OF SUCH NET PROCEEDS FOR THE PURPOSE OF FACILITATING A BUSINESS COMBINATION; OR (ii) THE EXERCISE BY CERTAIN SHAREHOLDERS OF THE REDEMPTION OFFER (AS HEREINAFTER DEFINED), OR
(iii) 18 MONTHS AFTER THE EFFECTIVE DATE OF THIS OFFERING
REGISTRATION STATEMENT.   IN THE EVENT OF THE EXERCISE OF THE
REDEMPTION OFFER, INVESTORS MAY RECOUP ONLY A PORTION OF THEIR SEE "RISK FACTORS" AND "PROPOSED BUSINESS."

     ESCROW FUNDS NOT TO BE USED FOR SALARIES OR REIMBURSABLE EXPENSES

     NO FUNDS (INCLUDING ANY INTEREST EARNED THEREON) WILL BE DISBURSED FROM THE ESCROW FUND FOR THE PAYMENT OF SALARIES OR REIMBURSEMENT OF EXPENSES INCURRED ON THE COMPANY'S BEHALF BY THE COMPANY'S OFFICERS AND DIRECTORS. OTHER THAN THE FOREGOING, THERE IS NO LIMIT ON THE AMOUNT OF SUCH REIMBURSABLE EXPENSES, AND THERE WILL BE NO REVIEW OF THE REASONABLENESS OF SUCH EXPENSES BY ANYONE OTHER THAN THE COMPANY'S BOARD OF DIRECTORS, ALL OF WHOM ARE OFFICERS. IN NO EVENT WILL THE ESCROW FUND (INCLUDING ANY INTEREST EARNED THEREON) BE USED FOR ANY PURPOSE OTHER THAN IMPLEMENTATION OF A BUSINESS COMBINATION OR FOR PURPOSES OF THE REDEMPTION OFFER. SEE "RISK FACTORS," "USE OF PROCEEDS" AND "CERTAIN TRANSACTIONS."

      NO PRIOR CONTACT WITH OTHER FIRMS REGARDING POSSIBLE BUSINESS
                              COMBINATIONS

     NONE OF THE COMPANY'S OFFICERS, DIRECTORS OR GREATER THAN 10% SHAREHOLDERS OR PERSONS WHO DIRECTLY OR INDIRECTLY CONTROL, ARE CONTROLLED BY OR ARE UNDER COMMON CONTROL WITH, THE COMPANY OR PERSONS WHO MAY BE DEEMED PROMOTERS OF THE COMPANY HAVE HAD ANY PRELIMINARY CONTACT OR DISCUSSIONS WITH ANY REPRESENTATIVE OF ANY OTHER FIRM REGARDING THE POSSIBILITY OF A BUSINESS COMBINATION BETWEEN THE COMPANY AND SUCH OTHER FIRM.

                             MATERIAL PERSONS

     THE OFFICERS , DIRECTORS, AND MAJOR SHAREHOLDERS OF THE COMPANY ARE THE ONLY PERSONS WHO HAVE BEEN INSTRUMENTAL IN ARRANGING THE CAPITALIZATION OF THE COMPANY TO DATE. NONE OF THE OFFICERS OR DIRECTORS OF THE COMPANY ARE ACTING AS NOMINEES FOR ANY PERSONS OR ARE OTHERWISE UNDER THE CONTROL OF ANY PERSON OR PERSONS. OTHER THAN CERTAIN COMPENSATION TO BE PAID BY THE COMPANY TO EACH OF MESSRS. SPINALI, FRENCH AND MS. JEAN BOYD, THERE ARE NO AGREEMENTS, AGREEMENTS IN PRINCIPLE, OR UNDERSTANDINGS WITH REGARD TO COMPENSATION TO BE PAID BY THE COMPANY TO ANY OFFICER OR DIRECTOR OF THE COMPANY.

        OFFICERS OR DIRECTORS MAY PURCHASE SHARES IN THIS OFFERING

     IT IS ANTICIPATED THE COMPANY MAY MAKE SALES OF SHARES TO OFFICERS, DIRECTORS AND PRESENT SHAREHOLDERS OF THE COMPANY AND PERSONS ASSOCIATED WITH THEM, AND THAT SUCH PERSONS MAY PURCHASE A LARGE PROPORTION OF THE SHARES OFFERED HEREBY. SUCH PURCHASES SHALL BE MADE FOR INVESTMENT PURPOSES ONLY AND IN A MANNER CONSISTENT WITH A PUBLIC OFFERING OF THE COMPANY'S SHARES. SUCH PURCHASES MAY BE USED TO REACH THE AMOUNT REQUIRED FOR CLOSING IN THE EVENT SUCH AMOUNT IS NOT REACHED AS A RESULT OF PURCHASES BY THE GENERAL PUBLIC. THE PRESENT SHAREHOLDERS OFFICERS AND DIRECTORS COULD PURCHASE THE ENTIRE 100% OF THE AMOUNT REQUIRED FOR CLOSING IF NO SALES ARE MADE TO NEW SHAREHOLDERS, THE MAXIMUM OF WHICH COULD BE 100,000 SHARES TO MEET THE OFFERING MINIMUM. SUCH PURCHASES WILL INCREASE THE PERCENTAGE OF SECURITIES BEING HELD BY PRESENT SHAREHOLDERS THE OFFICERS AND DIRECTORS.

     INVESTORS SHOULD CAREFULLY REVIEW THE FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THIS PROSPECTUS,

     DEALERS PARTICIPATING IN THIS OFFERING ARE REQUIRED TO DELIVER A COPY OF THE FINAL PROSPECTUS TO ANY PERSON WHO IS EXPECTED TO
RECEIVE A CONFIRMATION OF THE SALE AT LEAST 48 HOURS PRIOR TO THE
MAILING OF THE CONFIRMATION.

                            PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The Company

     California Applied Research, Inc. (the "Company") was incorporated in the State of Nevada on March 25, 1992, to seek and make one or more Business Combinations to the extent its limited assets will allow. See "RISK FACTORS" and "PROPOSED BUSINESS." The Company is in the development stage and has no operating history.
No representation is made nor implied that the Company will be able to carry on its activities profitably. The subsistence of the Company is dependent initially upon sufficient proceeds being realized by the Company from this Blank Check Offering, of which
there is no assurance.    Proceeds  of  this  Blank  Check  Offering
may be insufficient to enable the Company to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that the Company will have the ability to acquire assets, business or properties with any value to the Company. The Company's office is located at 1275 East Bellview, Cherry Hills Village, Colorado 80121 and its' telephone number is (303) 333-5305.

     The Company intends to use the net proceeds of the Blank Check Offering to effect a merger, acquire the assets or the capital stock of existing businesses or other similar business combination (a "Business Combination) and/or to establish businesses which may become profitable, of which no assurances are given. The Company's current management may manage any business developed or acquired by the Company or may employ qualified, but as yet unidentified, individuals to manage such business. No assurance can be given that the net proceeds of the maximum offering of this Blank Check Offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any business acquired or developed by the
Company will become profitable.   In the event that substantially
less than the net proceeds from the maximum of offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. Further, the Company has not identified any business to be acquired, has no plan to create any business and has no alternative plans to utilize the portion of the net proceeds of the Blank Check Offering intended to be utilized for such purposes. Investors will be providing their funds to Management who will have complete discretion as to their expenditure. See "RISK FACTORS", "USE OF PROCEEDS" and "PROPOSED BUSINESS."

     The net proceeds from the maximum offering of this Blank Check Offering, as well as any lesser net amount may be insufficient for the Company to realize its goals and allow the Company to engage in a business venture chosen by the Company's management. In the event that Substantially less than the net proceeds from the maximum of offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. (See "Use of Proceeds.") If such proceeds are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that Management determines that the Company is unable to conduct any business whatsoever, Management, subject to the requirements of Rule 419, which provides that the DEPOSITED FUNDS will be returned on a pro rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, will, in its sole discretion, seek shareholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419,, all shareholders of the Company including those owning shares purchased privately at less than the public offering price (see "Dilution"), will receive the liquidated assets on a pro rata basis (as opposed to being based on the amounts paid for such shares). While Management has not established any guidelines for determining at what point in tine it might elect to discontinue its efforts to engage in a business and seek shareholder approval to liquidate the Company, Management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

The Offering

                              Minimum        Maximum

Securities offered              100,000      1,000,000
Common Shares
par value $0.001 per share

Common Shares to
be outstanding after
the offering                  2,570,000      3,470,000

     Officers, directors affiliates, and principal shareholders of the Company may purchase a percent of the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.

Use of Proceeds

     The Company intends to apply substantially all of the Net Proceeds of this offering (other than the proceeds to be delivered to the Escrow Fund) to cover costs and expenses incurred in attempting to effect a Business Combination, including selecting and evaluating an Acquired Business, structuring and consummating a Business
Combination.   The proceeds placed in the Escrow Fund shall not be
used by the Company for any Company payment of salaries or expenses to Messrs. Spinali and French and Ms. Boyd. The proceeds placed in the Escrow Fund shall only be used, of at all, for the implementation of a Business Combination or for purposes of the Redemption Offer. See "USE OF PROCEEDS," "PROPOSED BUSINESS" and "CERTAIN TRANSACTIONS."

Risk Factors

     The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risk factors include, among others: the Company's recent formation and limited resources; discretionary use of proceeds; an intense competition in selecting an Acquired Business and effecting a Business Combination. See "Risk Factors," "Dilution" and "Use of Proceeds."

Investors Rights to Reconfirm Investment Under Rule 419

     Deposit of Offering Proceeds and Securities

     Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering expenses and all securities to be issued be deposited into an escrow or trust account (The "DEPOSITED FUNDS" and "DEPOSITED SECURITIES," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the DEPOSITED FUNDS and DEPOSITED SECURITIES will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and " Reconfirmation Offering")

     Accordingly, the Company has entered into an escrow agreement with (name of bank or broker-dealer) (the "Escrow Agent") which provides that:

          (1) The net proceeds are to be deposited into an escrow account (maintained by the bank) or (established by the broker-dealer) promptly after the termination of the offering. The DEPOSITED FUNDS and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can be only invested in bank deposits, in money mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

          (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or The laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by The Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

          (3) Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with the terms provided, however that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with The exercise or conversion, are to be promptly deposited into the escrow account.

     Prescribed Acquisition Criteria

     Rule 419 requires that before the DEPOSITED FUNDS and the DEPOSITED SECURITIES can be released the Company must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets for which the fair value of the business(es) represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least (state amount). Once the acquisition agreements meeting the above criteria have been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition(s).

     Post-Effective Amendment

     Once the agreement(s) governing The acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the DEPOSITED FUNDS and DEPOSITED SECURITIES can be released from escrow.

     Reconfirmation Offering

     The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of The reconfirmation offer must include the following conditions:

          (1) The prospectus contained in The post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment;

          (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

          (3) If the Company does not receive written notification
from any investor within 45 business days following the   effective
date, the pro rata portion of the DEPOSITED FUNDS (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means;

          (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds (including funds received or to be received from the exercise of warrants) (state amount) elect to reconfirm their investments;

          (5) If a consummated acquisition(s) has not occurred by 18 months from The date of this prospectus, the DEPOSITED FUNDS held in the escrow account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

     Release of Deposited Securities and Deposited Funds

     The DEPOSITED FUNDS and DEPOSITED SECURITIES may be released to the Company and the investors, respectively, after:

          (1) The escrow agent has received a signed representation from the Company and any other evidence acceptable by the escrow agent that: (a) The Company has executed an agreement for the acquisition(s) of a business(es) for which the par value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment; (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that The Company has satisfied all of the prescribed conditions of the reconfirmation offer.

          (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds is (are)consummated.

                               RISK FACTORS

     The securities offered hereby are speculative, involve immediate substantial dilution and a high degree of risk, including, but not necessarily limited to, the several factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

Rule 419 Generally

     Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment; after the effective date of any such post-effective amendment. the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require
the return of their investment funds    Any investor not making a
decision within said 45-day period is to automatically receive a
return of his investment funds.   Unless investors representing 80%
of the offering proceeds elect to remain investors consummation of an acquisition of or merger with a target business would be prevented, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the blank check company does not complete an acquisition meeting the specified criteria within 18 months of the effectiveness of the initial registration statement of which this Prospectus comprises a part thereof, all of the DEPOSITED FUNDS in the escrow account must be returned to investors.

Conflicts of Interest - Possible Negotiation or Otherwise Grant of Consent by Management to Purchase of Management's Common Stock.

     While the Company and its Management intend that no shares of the Company's Common Stock will be sold by any officers, directors or greater than 10% shareholders or persons who may be deemed promoters of the Company without affording all shareholders of the Company a similar opportunity, Management may, nevertheless, actively negotiate or otherwise consent to the purchase of all or a portion of their shares of Common Stock as a condition to or in connection with a proposed merger or acquisition transaction. It is noted that Management may be deemed to have paid approximately $______ per share for Common Stock owned by Management. In connection with any such stock purchase transaction, it is possible that a premium may be paid for Management's shares of Common Stock and that public investors in the Company may not receive any portion thereof in the event such premium may he paid. Any transaction structured in such manner may present Management with conflicts of interest and as a result of such conflicts, may possibly compromise Management's fiduciary duties to the Company's shareholders, as the potential would therefore exist for members of Management to consider their own personal pecuniary benefit rather than the best interests of the
Company's other shareholders.   Further,  the Company's other
shareholders may not be afforded an opportunity to otherwise participate in any particular stock buy-out transaction. Additionally, in any such transaction, it is possible, although not presently intended, that the Company may borrow funds to be used directly or indirectly to purchase Management's shares. Proceeds from this Blank Check Offering will not be utilized directly or indirectly to purchase Management's shares.

     Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular buy-out transaction. (See also RISK FACTOR entitled "Actual and Potential Conflicts of Interest."

Actual and Potential Conflicts of Interest

     The Company's officers and directors may engage in other business activities similar and dissimilar to those engaged in by the Company. To the extent that such officers and directors engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than direct such opportunities to the Company. Such potential conflicts of interest include, among other things, the time, effort and corporate opportunity involved in their participation in other business transactions or activities as well as the preference, notwithstanding other possible factors, to utilize Robert C. Weaver, Jr., Esq., a substantial shareholder, for legal services. Since only limited policies have been established for the resolution of such conflicts, the Company may be adversely affected should these individuals choose to place their other business interests before those of the Company. (See Risk Factor entitled "Conflict of Interest.")

     In addition, any officer, director, and shareholder of the Company or their affiliates may receive personal financial gain, other than from the proceeds of this Blank Check Offering, by means of a stock exchange transaction or other means. including: (1) payment of consulting fees: (ii) payments of finder's fees; (iii) sales of affiliates' stock; (iv) payments of salaries; or (v) other methods of payment by which affiliates may receive cash, stock or other assets.

     The potential exists that finder's fees or other acquisition related compensation may be paid to the Company's officers, directors, promoters or their affiliates or associates from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity; the possibility, therefore, exists that such fees may become a factor in negotiations and present conflicts of interest.

     The net proceeds of this Blank Check Offering may be used, in Management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

     The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this Blank Check Offering except for reimbursement for out-of-pocket offering
expenses. ( See "USE OF PROCEEDS - Footnote No. 2."   No assurance
can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

     The Company may, subject to disinterested director or shareholder approval and consistent with statutory procedures, acquire a business or property from Management of the Company. In such event, the terms of such acquisitions may not be the result of arm's-length negotiations. (See Risk Factor entitled "Conflict of Interest.")

Prohibition Pursuant to Rule 15g-8 Under Exchange Act to Sell or
Offer to Sell Shares in Rule 419 Account

     According to Rule 15g-8 under the Exchange Act, it shall be unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the deposited shares (e.g., contracts for sale on a when, as, and if issued basis) are prohibited. such rule prohibits sales of other interests based on the shares, whether or not physical delivery is required.

Recently Organized Company; Limited Resources; No Present Source of Revenues; Report of Independent Auditors

     The Company, which was incorporated on March 25, 1992 and is in the development stage, has not as yet attempted to seek a Business Combination. Other than Ms. Boyd, who has been an officer and director in prior "blank check" companies, management has no prior experience with respect to a transaction involving the proposed combination of certain corporations, including a blank check company (the "Contemplated Transaction"). Including Ms. Boyd, none of the Company's officers have had prior experience relating to the identification, evaluation and acquisition of an Acquired Business. See "Management." Thus the Company has no experience in consummating a business combination and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. To date, the Company's efforts have been limited primarily to organizational activities. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than interest income upon the proceeds of this offering) until, the consummation of a Business Combination, if at all. Moreover, there can be no assurance that any Acquired Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to commence operations is dependent on the sale of the Shares or other fund raising, which raises substantial doubt about its ability to continue as a going concern and that the financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Proposed Business" and the Financial Statements of the Company included elsewhere in this Prospectus.

Discretionary Use of Proceeds; "Blank Check" Offering

     As a result of management's broad discretion with respect to the specific application of the Net Proceeds of this offering, this offering can be characterized as a "Blank check" offering. Although substantially all of the Net Proceeds of this offering are intended to be generally applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the Net Proceeds of this offering will permit the Company to achieve its business objectives. See "Proposed Business -- 'Blank Check' Offering."

Absence of Substantive Disclosure Relating to Prospective Business Combinations; Investment in the Company Versus Investment in an
Acquired Business

     "Blank check" offerings are inherently characterized by an absence of substantive disclosure (other than general descriptions relating to the intended application of the Net Proceeds of the offering). The Company has not yet identified a prospective Acquired Business. Accordingly, investors in this offering will have virtually no substantive information available for advance consideration of any specific Business Combination. The absence of disclosure can be contrasted with the disclosure which would be necessary if the Company had already identified an Acquired Business as a Business Combination candidate or if the Acquired Business were to effect an offering of its securities directly to the Public.
There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in an Acquired Business. See "Proposed Business -- 'Blank Check' Offering."

Seeking to Achieve Public Trading Market through Business Combination

     While a prospective Acquired Business may deem a Business Combination with the Company desirable for diverse reasons, a Business Combination may involve the acquisition, reorganization of, merger, or some other form of business combination with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and securities laws enacted for the protection of investors. See the risks below entitled "Unspecified Industry and Acquired Business; Unascertainable Risks" and "No Assurance of Public Market; Arbitrary Determination of Offering Price."

Possible Reasons for Merger Transaction

     In some instances, the potential acquisition or merger candidate may not need substantial additional capital but rather desires to establish a public trading market for its shares. A business or company attempting to consolidate its operations by a merger, reorganization, asset acquisition or some other form of combination through the Company may desire to do so avoid what it may deem to be adverse consequences of undertaking a public offering itself.
Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors."

No Present Identification of Industry and/or Acquisition Prospects; High Risk of Unavailability of Conventional Private or Public
Offerings of Securities or Conventional Bank Financing

      Management has not identified any specific business or even any specific industry which it intends to enter through the purchase or formation of a business. Neither the Company or any of its affiliates has any present plan., proposals, arrangements or understandings with respect to any possible business combination or opportunity. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with any representative of the owner of any business or company regarding the possibility of an acquisition or merger transaction contemplated hereby. While Management will have sole discretion to determine which businesses, if any, are intended to be formed or acquired, as well as the intended terms of any acquisition, purchasers in this Blank Check offering will, as further discussed under "PROSPECTUS SUMMARY - Investors Rights to Reconfirm Investment Under Rule 419", in all likelihood have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in the Company. An acquisition will only be consummated if the number of investor purchasers representing 80% of the maximum offering proceeds reconfirm that investment. Management has no present intention of
(a) considering a business combination with entities owned or controlled by affiliates or associates of the Company; (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company; or (c) selling any securities owned or controlled by affiliates and associates of the Company in connection with any business combination transaction without affording all shareholders a similar opportunity. The success or failure of an investment in the shares will depend entirely upon the ability of Management to acquire or form successful businesses and to continue to operate them and obtain additional capital to support the working capital requirements of these businesses after their acquisition or formation, of which no assurances are given. (See
:USE OF PROCEEDS" and "PROPOSED BUSINESS.")   Purchasers of Shares
should recognize that the investment may prove substantially less favorable than a similar investment made directly in a company which has a current business or stated business prospects.

     Further, it may be expected that any target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.

Unspecified Industry and Acquired Business; Unascertainable Risks

     To date, the Company has not selected any particular industry in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company, (as a result of its intention to register its Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") and thereby become subject to the proxy solicitation rules contained therein) intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the Acquired Business candidate and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Acquired Business or industry, there can be no assurance that the Company will properly ascertain or assess all such significant risk factors. See "Proposed Business--'Blank Check' Offering."

Probable Lack of Business Diversification

     While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single Business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance than the Acquired Business will prove to be commercially viable. See "Proposed Business--'Blank Check' Offering."

Dependence Upon Key Personnel

     The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of J. Michael Spinali, Brian French and Jean Boyd, the Company's President and Director, Secretary/Treasurer and Director; and Vice President and Director, respectively. It is anticipated that Messrs. Spinali and French and Ms. Boyd are the only persons whose activities will be material to the operations of the Company pending the Company's
identification and/or consummation of a Business Combination.   The
Company has not entered into employment agreements with any officer or director.. It is anticipated that each of Messrs. Spinali and French and Ms. Boyd will devote approximately 5% of their time to the affairs of the Company. The Company has not obtained "key man" life insurance on the lives of any of the officers or directors. The loss of the services of such key personnel before suitable replacements are obtained could have a material adverse effect on the Company's capacity to successfully achieve its business objectives. None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. In addition, the success of the Company may be dependent upon its ability to retain additional personnel with specific knowledge or skills who may be necessary to assist the Company in evaluating a potential Business Combination. There can be no assurance than the Company will be able to retain such necessary additional personnel. See "Proposed Business -- Employees" and "Management."

Lack of Experience of Management

     Messrs. Spinali and French and Ms. Boyd, have no prior experience with respect to the successful completion of a Business Combination. ("the Contemplated Transaction"). See "Management."

Possible Change in Control and Management

     Although the Company has no present plans, understandings or arrangements respecting any Business Combination, the successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

Nature of Transaction, Benefits to Management

     The Company's proposed activities may involve the merger of the Company into or the consolidation of an interest in one or more companies which will in turn be operated by the Company. In a merger or acquisition present management may be able to negotiate the sale of its control portion of Company stock at a premium price. After the merger the investors in this offering may be left with management whose background and competence are unknown, stock worth substantially less than the price paid, and a greatly reduced percentage of ownership.

Conflicts of Interest - Part-Time Management

     None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management
time, among various business activities.   Inc.. Messrs. Spinali and
French and Ms. Boyd intend to devote approximately 5% of their time to the affairs of the Company. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. In the course of their other business activities, including private investment activities, Messrs. Spinali and French and Ms. Boyd may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations incorporated under the laws of the State of Nevada are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Spinali and French and Ms. Boyd may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Proposed Business -- 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination."

Reimbursement of Expenses to Officers and Directors

     No funds will be disbursed from the Escrow Fund for the reimbursement of expenses incurred by the Company's officers and directors on behalf of the Company. Notwithstanding the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Company's Board of Directors, all the members of which are officers. In no event will the Escrow Fund be used for any purpose other than implementation of a Business Combination or
for purpose of the Redemption Offer.   See "Use of Proceeds";
"Proposed Business -- Payment of Salaries or Consulting Fees"; and, "'Management. -- Executive Compensation."

Lack of Business Opportunities

     Although the Company will use efforts to attempt to locate potential Business Combinations, there is no assurance that any Business or assets worthy of even preliminary investigation will come to the Company's attention, or that any significant amount of Funds will be expended in actual acquisition of assets.

No Present Acquisition or Merger Transaction Contemplated

     None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the prospectus.

Risk of Minimum Offering

     The Company will only raise $25,000 in the event only the minimum offering amount is sold. Under this condition, in view of the limited funds available, the attractiveness of the Company to potential acquisition or merger candidates would be materially diminished. In the event that less than the net proceeds form the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible to realize its goals.

Officers or Directors May Purchase All of the Minimum Shares in this
Offering

     It is anticipated the company may make sales of shares to officers, directors and present shareholders of the company and persons associated with them, and that such persons may purchase a large proportion of the shares offered hereby. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of the company's shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. The officers and directors could purchase 100% of the amount required for closing if no sales are made to new shareholders, the maximum of which could be 100,000 shares to meet the offering minimum. Such purchases will increase the percentage of securities being held by the officers and directors.

Loss From Analysis and Investigation of Business Prospects

     The Company will be required, in all probability, to expend Funds in the preliminary investigation or examination of assets, business or properties, whether or not an investment occurs. To the extent management determines that the potential investment has little of no value, the monies spent on investigation will be a total loss. In no event will the funds placed in the Escrow Fund, including any interest earned thereon, be used for expenses associated with the evaluation and structuring of a contemplated Business Combination.

Limited Ability to Evaluate Acquired Business' Management

     While the Company's ability to successfully effect a Business Combination will be dependent upon certain of its key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is unlikely that such key personnel will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience current key personnel of the Company in evaluating certain types of businesses. In addition, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. See "Proposed Business--'Blank Check' Offering."

Competition

     The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. Further, the Company's obligation to redeem shares of Common Stock held by future non-affiliated shareholders of the Company, discussed under "Proposed Business -- Redemption Rights" and elsewhere herein, may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. There can be no assurance that such prospects will permit the Company to meet its stated business objective. See "Proposed Business -- Competition."

Uncertainty of Competitive Environment of Acquired Business

     In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high growth industry. See "Proposed Business -- Competition."

Possible Need for Additional Financing

     The Company has had no revenues to date (except for interest income) and is entirely dependent upon the proceeds of this offering to commence operations relating to selection of a prospective Acquired Business. The Company will not receive any revenues (other than interest income) until, at the earliest, the consummation of a Business Combination. Although the Company believes that the proceeds of this offering will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Acquired Business candidates, the Company cannot ascertain with any degree of certainly the capital requirements for any particular transaction. In the event that the Net Proceeds of this offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or the depletion of 10% of the portion of the Net Proceeds available to the Company for the search of an Acquired Business), the Company will be required to seek additional financing. In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and all of the Net Proceeds other than the Escrowed Funds have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. In such event, Messrs. Spinali and French and Ms. Jean Boyd may consider loaning to the Company Funds for operations other than the payment of salaries to Messrs. Spinali and French and Ms. Jean Boyd. Although there are no plans or arrangements with respect to such loans, Messrs. Spinali and French and Ms. Jean Boyd do not currently anticipate such loans, if any, to be made on terms other than for market interest rates. There can be no assurance that Messrs. Spinali and French and Ms. Jean Boyd will make such loans to the Company, or if made that such will be made on terms favorable to the Company. The Funds placed in the Escrow Fund, including any interest earned thereon, however, will not be used for expenses associated with the evaluation and structuring of a contemplated Business Combination. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Acquired Business candidate. In addition, in the event of the consummation of a Business Combination the Company may require additional financing to Fund the operations or growth of the Acquired Business. It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will provide any financing to the Company in connection with a Business Combination nor, will any such persons borrow any money from the Company. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Acquired Business. See "Proposed Business 'Blank Check' Offering - Selection of an Acquired Business and Structuring of a Business Combination."

Possible Need for Additional Financing of Acquired Business

     In the event of a consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Acquired Business inasmuch as the Company has not yet identified any prospective Acquired Business candidates. To the extent the Business Combination results in the Acquired Business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the Acquired Business not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level;
(iv) asset base eligible to be collateralized; or (v) market for its securities.

     As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurances that, in the event of a consummation of a Business Combination, sufficient financing to Fund the operations or growth of the Acquired Business will be available upon terms satisfactory to the Company, nor can there be any assurance that financing would be available at all.

Risk that Additional Financing will be Unavailable

     Although there are no specific business combinations or other transactions contemplated by management, it may be expected that any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available.

Possible Default on Loans

     The Company may make short-term loans to a prospective Acquired Business under certain conditions. Should one or more of these prospective Acquired Businesses default on such loans, the Company's capital would be adversely affected and its ability to conduct its business may be adversely affected. There is no prohibition against the Company engaging in this type of loan transaction with affiliates of the Company or entities controlled by affiliates, however, the Company does not anticipate such transactions will occur. In the event such affiliate transactions were to be proposed significant conflicts of interest are associated therewith and they would be subject to approval by the board of directors. (See "Proposed Business")

Possible Depletion of Operating Funds

     In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and all of the Net Proceeds other than the Escrowed Funds have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. In such event, Messrs. Spinali and French and Ms. Jean Boyd may consider loaning to the Company funds for operations Although there are no plans or arrangements with respect to such loans, Messrs. Spinali and French and Ms. Boyd do not currently anticipate such loans, if any, to be made on terms other than for market interest rates. There can be no assurance that Messrs. Spinali and French and Ms. Boyd will make such loans to the Company, or if made that such will be made on terms favorable to the Company.

Possible Use of Debt Financing; Debt of an Acquired Business

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowing by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowing and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide Funds for an additional infusion of capital into an Acquired Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt funding ultimately proves to be available, any borrowing may subject the Company to various risks traditionally associated with incurring of indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto. See "Use of Proceeds and of Proposed Business -- 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination."

Authorization of Additional Securities; No Creation of Subsidiary for the Purpose of Distributing Securities

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $.0001 per share. Upon completion of this offering, assuming all of the Shares offered hereby are sold, there will be 96,530,000 authorized but unissued shares of Common Stock available for issuance. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur.
Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company has no plans, proposals, arrangements or understandings with respect to the creation of a subsidiary entity with a view to distributing to the Company's shareholders the securities of the subsidiary entity. See "Proposed Business -- 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination" and "Description of Securities."

Acquisition Dilution and Control

     The Company plans to acquire another company or companies through the issuance of its stock. (See "Proposed Business") Any such acquisition effected by the Company may result in the issuance of additional Common Stock which may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's existing shareholders. Moreover, the Common Stock issued in any such acquisition or merger transaction may be valued on an arbitrary or non arms-length basis by management of the Company. In addition, a future merger may involve the appointment of additional members to the Company's Board of Directors. Any such acquisition or merger may not legally require shareholder approval, however, the Company plans to hold a shareholders' meeting to vote on any acquisition or merger and provide a proxy statement to shareholders at least 10 days prior thereto. Such transaction will likely be structured so that the shareholders of a private company being acquired will be issued an amount of the Company's shares sufficient to provide them an 80% equity ownership interest in the Company.

Investment Company Act Considerations

     The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. See "Proposed Business."

Tax Considerations

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective shareholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective shareholders. See "Proposed Business -- 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination."

Possible Payment of Finder's Fees to Management or Affiliates

     In the event that a person or entity assists the Company in connection with the introduction to a prospective Acquired Business with which a Business Combination is ultimately consummated, such person or entity may be entitled to receive a finder's fee in consideration for such introduction. Such person may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The executive officers and directors of the Company may be entitled to receive a finder's fee in the event they originate a Business Combination. See "Proposed Business - 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination" and "Management"

     The Company, rather than pay normal salaries, intends to primarily compensate officers and directors through finders fees. Since the business of the Company is to acquire business opportunities and finders fees are often paid to intermediaries in acquisition transactions, the Company has reasoned that, rather than potentially pay both regular salaries and/or directors fees to officers and directors, and, also pay finders fees to third parties, the proceeds for acquisition of business opportunities will be greater if officers and directors are allowed to share in any finders fee, with other types of compensation for officers and directors being limited in amount. (See "Certain Transactions")

Control by Present Shareholders

     Upon consummation of the offering, if the maximum is sold, the present shareholders (including management) of the Company, will collective own approximately 28.8% of the then issued and outstanding shares of Common Stock approximately 14.6% of which will be owned by the current officers and directors (These figures could be higher if officers, directors and current shareholders acquire Shares through this offering). In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, it is likely that the current shareholders will be able to substantially impact the election of all of the Company's directors and the other affairs of the Company. See "Principal Stockholders," "Certain Transactions" and "Description Securities."

No Dividends

     The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "Description of Securities -- Dividends."

No Commitment to Purchase Shares

     No commitment exists by anyone to purchase any of the Shares offered. Consequently, no assurance can be given that any Shares will be sold. This Offering is being made on a "best efforts" 100,000 Share minimum, 1,000,000 Share maximum basis. In the event that the minimum of 100,000 Shares are not sold within 180 days from the effective date of this prospectus (unless extended for an additional 180 days by the Company), all proceeds raised will be returned promptly to subscriber in full without interest thereon. Subscribers will not be entitled to a return of funds from the escrow during the offering period (including the extension thereof). (See "Offering")

No Assurance of Public Market; Arbitrary Determination of Offering
Price

     Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares have been arbitrarily determined by negotiation between the Company and the Representative and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. There is no assurance that a regular trading market will develop for any of the Company's securities after this offering or that, if developed, that any such market will be sustained. The Shares will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, thus limiting the marketability of the Shares. If the Company, at any time, has net tangible assets of $2,000,000 or less, transactions in the Shares would be subject to Rule 15c2-6 promulgated under the Securities Exchange Act of 1934. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the Shares is at least $5.00 per share. If the Shares become subject to Rule 15c2-6, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares. As of the date hereof, the Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock. See "Offering."

No Present Plans for the Development of a Trading Market

     There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of the Company's securities.

Effect of Purchases of Stock in this Offering by Officers, Directors and Affiliates

     Officers, directors affiliates, and principal shareholders of the Company may purchase a percent of the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with Rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the shares). Such purchases may be made for the purpose of closing the minimum offering.

     To the extent of any such share purchases for investment purposes only, a portion of the shares from this Offering will not enter the "public float." The public float is the amount of free-trading shares which are immediately resalable in the trading market.. Such reduction means that there are less shares for the public investors to purchase and resell and may cause a lack of liquidity in the trading of the Company's shares. Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the offering.

Immediate Substantial Dilution; Disparity of Consideration

     New investors will incur of an immediate and substantial dilution of approximately $.2426 per share between the pro forma net tangible book value per share after the offering of $.0074 and the public offering price of $.25 per share allocable to each Share. The existing shareholders of the Company acquired their shares of Common Stock at a nominal price and accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution."

Shares Eligible for Future Sale

     Shares Eligible for Future Sale. All 2,470,000 shares of the Company's Common Stock outstanding are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of those shares under Rule 144 could depress the market price of the Common Stock in any market which may develop. The current outstanding shares 2,000,000 became eligible for sale pursuant to Rule 144 beginning in March 1994.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated) who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock as quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. The person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility than substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Principal Stockholders" and "Shares Eligible for Future Sale."

Regulations Concerning "Blank Check" Issuers

     The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in the Primary Distribution States (as hereinafter defined) or in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted. See "State Blue Sky Registration; Restricted Resales of the Shares," below. In addition, the Commission enacted rules under the Securities Act which, among other things, afford shareholders of "blank check" companies a right to rescind their purchases of such securities for a limited period subsequent to the consummation of a Business Combination.

State Blue Sky Registration; Restricted Resales of the Shares

     The Company has not made application to register the Shares in any specific states. The Company will seek to obtain an exemption from registration to offer the Shares in various state jurisdictions and may also make application to register the Shares in some states. Purchasers of the Shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Shares are registered. In order to prevent resale transactions in violation of states' securities laws, Public Stockholders may only engage in resale transactions in the Shares in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Shares. Further, the Company will advise its market makers in the Shares, if any, of such restriction on resale. Such restriction on resales may limit the ability of investors to resell the Shares purchased in this offering.

     Several additional states may permit secondary market sales of the Shares (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors. However, since the Company is a "blank check" company, it may not be able to be listed in a recognized securities manual until after the consummation of the first Business Combination.

Certain Securities Law Considerations

     There is no current trading market for the Shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, of which there can be no assurance, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the Shares.

     The Company is currently not seeking listing of the Shares on NASDAQ. If the Shares are not listed on NASDAQ and if the Company, at any time, has net tangible assets of $2,900,000 or less, transactions in the Shares would be subject to Rule of 15c2-6 promulgated under the Securities Exchange Act of 1934. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000.000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule if the market price of the Shares is at least $5.00 per share. If the Shares become subject to Rule 15c2-6, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares.

     The U.S. Securities and Exchange Commission Rule 3a51-1 generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or
(iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure statement explaining the penny stock market and the risks associated therewith.

     Since the Company's Common Stock is subject to the regulations on penny stocks, the market liquidity for the Company's Common Stock could be adversely affected by limiting the ability broker/dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in"penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stock generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's common stock becomes subject to the penny stock rules investors in the offering may find it more difficult to sell their shares.

                                 DILUTION

     The difference between the public offering price per share and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

     At September 21, 1995, the net tangible book value of the Company was $8047 or $.0033 per share of Common Stock. After giving effect to the sale of the maximum amount, 1,000,000 shares of Common Stock offered hereby and the application of the estimated Net Proceeds therefrom, the pro forma net tangible book value of the Company at September 21, 1995 would have been $22,259 or $.0658 per share; representing an immediate increase in net tangible book value of $220,212 or $.0658 per share to existing shareholders and an immediate dilution of $.1842 per share to new investors. As of the date hereof there are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this offering and the Company's identification of a Business Combination. See "Offering."

     The following table illustrates the foregoing information with respect to dilution to new investors on a per-share basis after the offering.
                                        Maximum

Public offering price per Share         $ .25
Net tangible book value per
     Share, before this offering        $ .0033
Increase per Share attributable
     to Payment by new investors        $ .0325
Net tangible book value per Share,
     after this offering                $ .0658
Dilution to new investors per Share     $ .1842

The following table sets forth as of the date of this Prospectus, with respect to existing shareholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

               Shares Purchased    Total Consideration  Price Per
               Amount Percentage   Paid    Percentage  Share
Existing
 Shareholders  2,740,000  73.3     $13,750.00    5.2   $.005
New Investors  1,000,000  26.7%    250,000.00   94.8   $.50
Total          3,740,000 100.0%    263,750.00  100.0

                              USE OF PROCEEDS

Because Management has no specific business contemplated for the Company, it is unable to precisely indicate categories for the use of
proceeds from this Blank Check Offering.   However,  the following
table sets forth Management's estimate as to how the proceeds will likely be allocated:

                                   Minimum        Maximum
                                   Gross          Gross
                                   Proceeds       Proceeds
Description                        Raised(l)      Raised (l)

Working capital available for
operations and other business
endeavors upon completion of
the Blank Check Offering (2)       $17,100        $219,600

Expenses of the Blank Check
Offering (3)                       $ 5,400        $  5,400

Underwriting Commissions           $ 2,500        $ 25,000

Total                              $25,000        $250,000

(1) The Company intends' to utilize the proceeds from this Blank Check Offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that the Company will sell any of its Shares and raise gross proceeds in any of such aggregate amounts.

(2) The working capital (i.e., monies to be used in connection with a potential acquisition, including but not limited to due diligence, travel and related out-of -pocket expenses, and consulting fees, if any) that will be available should be considered to be uncommitted because the Company is not presently planning to invest in any specific business or property, and the Company has no understanding, arrangement or contractual commitment to participate in, or acquire, any business or property. Such funds, however, may be used in connection with tho Company's acquisition of a business or property, including the costs of such acquisition. Substantial funds could be expended in connection with preparing for an acquisition that is not consummated. (See "PROPOSED BUSINESS - Business Objectives" and "CONFLICTS Of Interest.") Working capital also will be used for paying other costs of the Company's operations, including legal and accounting fees and printing costs incurred in the filing of the periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates for any of their out~of-pocket expenses relating to this offering.. The Company has not established any limit on the amount of the gross proceeds that may be paid to officers, directors and promoters and their affiliates or associates for expenses of the offering. However, no portion of the proceeds raised hereby will be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers: salaries, directors' fees, warrant solicitation fees, finders' fees for acquisitions, purchase of shares or other payments, in accordance with an informal understanding among Management. Management is not aware of any circumstances under which such policy through its own initiative may be changed. Working capital also may be used to obtain the services of independent outside consultants to evaluate prospective acquisitions for the Company. If the Company uses outside consultants. it will compensate such consultants at competitive rates. The Company is not presently under any agreement or understanding to use the services of any outside consultant for such purposes. Indeed, the Company may choose to enter into an acquisition or other business endeavors without seeking such consulting services.

(3) Includes legal, accounting, printing, stock transfer fees, and other miscellaneous expanses.

     The Company has received a total of $5,000 from its founding shareholders, all of which was a capital contribution (See "CERTAIN TRANSACTIONS.") This amount is being used as seed money to finance part of the expenses of this Blank Check Offering. The Company estimates that it will have available as working capital for acquisitions and other business endeavors an aggregate of approximately $219,000, assuming all of the Shares offered hereby are sold and underwriting commissions are paid, of which no assurances are given.

     The Company presently anticipates that it will be able to locate and acquire suitable business interests or properties utilizing the net proceeds of this Blank Check Offering, assuming all or substantially all of the net proceeds from the maximum offering are raised. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely effected in that the Company may find it even more difficult, if not impossible, to realize its goals. In any event, if the Company eventually determines that a business opportunity requires additional funds, regardless of the level of net proceeds raised, the Company may seek such additional financing through loans, additional stock issuances or through other financing
arrangements.   No such financing arrangements presently exist, and
no assurances can be given that such additional financing will be available, or, if available, whether such additional financing will be on terms acceptable to the Company. Investors buying Shares in this Blank Check Offering will not, unless otherwise required by law, participate in the determination of whether to obtain additional financing or as to the terms of any such financing. (See "PROPOSED BUSINESS").

     The net proceeds of this Blank Check Offering may be used, in Management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

     The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this Blank Check Offering except for reimbursement for out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

     None of the proceeds raised hereby will be used to make any loans to the Company's promoters. management or their affiliates or associate of any of the Company' s shareholders. Further, the Company may not borrow funds and use the proceeds therefrom to make payments to the Company's promoters, management or their affiliates or associates.

     It is contemplated that the DEPOSITED FUNDS of this Blank Check Offering will be invested in one of the following, pending the consummation of any acquisition effected in accordance with Rule 419:

          (a) an obligation that constitutes a "deposit," as that term is defined in Section 3(1) of the Federal Deposit Insurance Act [12 U.S.C. 1813 (1) (1991)];

          (b) securities of an open-end investment company registered under the Investment Company Act of 1940 [15 U.S.C. 800.1 et seq.] that holds itself out as a money market fund meeting the conditions of paragraph (c) (2), (c)(3) and (c) (4) of Rule 2a-7 (17 CFR
270.2a-7) under the Investment Company Act of 1940; or

          (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United
States.

     The Company believes that the proceeds from this Blank Check Offering will be sufficient to satisfy the Company's cash needs for at least one year. The Company may be deemed an "investment company" should the net proceeds of this Blank Check Offering remain invested in such investments for more than one year. Being deemed an investment company without registration under the Investment Company Act of 1940 can result in civil liability ad criminal penalties to controlling person in certain instances, as well as civil liabilities and unenforceability of contracts with regard to the Company. In the event the Company has not completed an acquisition of a business within one year of the closing of this Blank Check Offering, the Company will take such actions as it deems necessary to avoid being
classified as an "investment company."   Such measures may include a
decision, if deemed necessary, to seek shareholder approval to liquidate the Company. If there is such a liquidation, all investors in this Blank Check Offering, will receive the liquidated assets comprised of the DEPOSITS FUNDS on a pro-rata basis.

                              CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 21, 1995, and as adjusted to give effect to the sale of the minimum and maximum number of 1,000,000 Shares being offered hereby and the application of the estimated net proceeds therefrom:

          Minimum - 100,000 Shares

                                   Outstanding         As Adjusted

Shareholder's Equity(1)
     Common Stock, $.001 per value
     100,000,000 shares authorized;
     2,470,000 shares issued:
     2,570,000 as adjusted         $ 2,140             $  3,470
Capital in excess of par value     $11,280             $229,880
Deficit accumulated during
     development stage             $( 5,091)           $ (5,091)
Total shareholders' equity         $ 8,659             $228,259


          Maximum - 1,000,000 Shares

                                   Outstanding         As Adjusted

Shareholder's Equity(1)
     Common Stock, $.001 per value
     100,000,000 shares authorized;
     2,470,000 shares issued:
     3,470,000 as adjusted         $ 2,140             $  3,470
Capital in excess of par value     $11,280             $229,880
Deficit accumulated during
     development stage             $( 5,091)           $ (5,091)
Total shareholders' equity         $ 8,659             $228,259

                            PROPOSED BUSINESS

Introduction

     The Company was formed in March, 1992 to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (an "Acquired Business"). The business objective of the Company is to seek to effect a Business Combination with an acquired Business, which the Company believes has significant growth potential The Company will not engage in any substantive commercial business immediately following this offering and for an indefinite period of time following this offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific Business or company for investigation and evaluation. The Company intends to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. The Company may effect a Business Combination with an Acquired Business which may be financially unstable or in its early stage of development or growth.

"Blank Check" Offering

     Background. As a result of management's broad discretion with respect to the specific application of the Net Proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the Net Proceeds of this offering are intended to be generally applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. A Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public offering itself, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal one state securities laws.

     No Present Potential of Acquiring Any Business: Related Party Acquisitions. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with any representative of the owner of any business or company regarding the possibility of an acquisition or merger transaction contemplated hereby. While Management will have sole discretion to determine which businesses, if any, are intended to be formed or acquired, as well as the intended terms of any acquisition, purchasers in this Blank Check offering will, as further discussed under "PROSPECTUS SUMMARY - Investors Rights to Reconfirm Investment Under Rule 419", in all likelihood have the opportunity to evaluate the merits and risks of an acquisition and be entitled to make an election as to whether they desire to remain investors in the Company. An acquisition will only be consummated if the number of investor purchasers representing 80% of the maximum offering proceeds reconfirm that investment. Management has no present intention of
(a) considering a business combination with entities owned or controlled by affiliates or associates of the Company (herein defined as a "related party transaction"); (b) creating subsidiary entities with a view to distributing their securities to the shareholders of the Company; or (c) selling any securities owned or controlled by affiliates and associates of the Company in connection with any business combination transaction without affording all shareholders a similar opportunity. In the event management contemplates a related party transaction it will obtain an independent appraisal of the value of the business or assets to be acquired and no transaction will be structured unless it is at a price which is lesser or equal to the value determined by the independent appraisal. Such a related party transaction is not an arms-length transaction because management would be on both sides of the transaction and may have financial interests which are adverse to the shareholders of the Company. Such a situation creates a potential for management's fiduciary duties to the shareholders of the Company to be compromised and the interests of the shareholders to be affected adversely. (See "RISK FACTORS"). If management's fiduciary duties are compromised, any remedy available to shareholders under state corporate law will most likely be prohibitively expensive and time consuming.

     Unspecified Industry and Acquired Business. To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company, (as a result of its intention to register its Common Stock under the Exchange Act and thereby become subject to the proxy solicitation rules contained therein) intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Acquired Business candidate and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Acquired Business, there can be no assurance that the Company will properly ascertain or assess all significant risk factors.

     Probable Lack of Business Diversification. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combination of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may nave a substantial adverse impact upon the particular industry in which the Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Acquired Business by the Company, there can be no assurance that the Acquired Business will prove to be commercially viable. Prior to the consummation of a Business Combination, the Company has no intention to purchase or acquire a minority interest in any company.

     Opportunity for Shareholder Evaluation or Approval of Business Combinations. The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. Such agreement to effectuate a Business Combination, however, will be subject to shareholder approval as discussed elsewhere herein. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a Business Combination. In connection with seeking shareholder approval of a Business Combination, the Company intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Acquired Business candidate and audited historical financial statements thereof.

     Limited Ability to Evaluate Acquired Business' Management.
While the Company's ability to successfully effect a Business Combination will be dependent upon certain key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Company following a Business Combination, it is unlikely that such key personnel will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have any experience or knowledge relating to the operations of particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the inexperience of current key personnel of the Company in evaluating businesses. Furthermore, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurance that the Company will have the ability to recruit additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management.

     Selection of an Acquired Business and Structuring of a Business Combination. Management anticipates that the selection of an Acquired Business will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of an Acquired Business requires maximum flexibility inasmuch as the Company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisitions may not permit the Company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the Shares. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Acquired Business. In addition, in evaluating a prospective Acquired Business, management will consider, among other factors, the following:

     -    costs associated with effecting the Business Combination;
     - equity interest in and possible management participation in the Acquired Business;
     - growth potential of the Acquired Business and the industry in which it operates;
     -    experience and skill of management and
          availability of additional personnel of the Acquired Business;
     -    capital requirements of the Acquired Business;
     -    competitive position of the Acquired Business;
     - stage of development of the product, process or service of the Acquired Business;
     - degree of current or potential market acceptance of the product, process or service of the Acquired Business:
     - possible proprietary features and possible other protection of the product, process or service of the Acquired Business; and
     - regulatory environment of the industry in which the Acquired Business operates.

     The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objective. In connection with its evaluation of a prospective Acquired Business, management anticipates that it will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company.

     The Company will consider the quality of the management of any Acquired Business candidate and the operating records of the entity, the soundness of the service or product to be developed or being developed, the effect of market and economic conditions and governmental policies on the business and its products, the nature of its competition, and the total projected required capital.

     The time and costs required to select and evaluate an Acquired Business candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Messrs. Spinali and French and Ms. Jean Boyd, the current executive officers of the Company, intend to devote approximately 5% of their respective time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's executive officers devoted their full time to the Company's affairs. Any costs incurred in connection with the identification and evaluation of a prospective Acquired Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination.

     The Company anticipates that it will make contact with Business prospects primarily through the efforts of its officers, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. The Company anticipates that certain Acquired Business candidates may be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. Such finder may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. See "Management, Certain Transactions."

     As part of the Company's investigation of prospective enterprises, products and services, management intends to request that current owners of a prospective Acquired Business provide, among other things, written materials regarding the current owner's business, product or service, available market studies, as well as the assumptions upon which they are made, appropriate title documentation with respect to the assets, products and services of the potential Acquired Business, detailed written descriptions of any transactions between the potential Acquired Business and any of its affiliates, copies of pleadings and material litigation, if any, copies of material contracts and any and all other information deemed relevant. Additionally, the Company may verify such information, if possible, by interviewing competitors, certified public accountants and other persons in a position to have independent knowledge regarding the product or service as well as the financial condition of the potential Acquired Business.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective shareholders. There can be no assurance that the IRS or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

     The Company may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interest of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur.

     If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's Common Stock, of which there is no assurance, may depress the price of the Company's Common Stock in any market which may develop in the Company's Common Stock. Additionally, such issuance of additional securities of the Company would result in a decrease in the percentage ownership of the Company of purchasers of the Common Stock being offered hereby.

     The Company's operations may be limited by the Investment Company Act of 1940. Unless the Company registers with the Securities and Exchange Commission as an investment company, it will not, among other things, be permitted to own or propose to acquire investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of the Company's total assets on an unconsolidated basis. It is not anticipated that the Company will have a policy restricting the type of investments it may make. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act of 1940, there can be no assurances that the Company will not be deemed to be subject to the Investment Company Act of 1940.

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds for an additional infusion of capital into an Acquired Business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

     Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or when market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

Payment of Salaries or Consulting Fees

     In connection with the consummation of a Business Combination, the Company may become obligated to pay to certain persons consulting
fees and/or salaries.   No  officers, directors or current
shareholders shall be paid any consulting fees or salaries for services delivered by such persons in connection with a Business Combination. The Company shall reimburse officers and directors for any accountable reasonable expenses incurred in connection with activities on behalf of the Company. The Escrow Fund (including any interest earned thereon) will not be used for salaries or benefits payable to Mr. Spinali, Mr. French or Ms. Boyd to reimburse the Company's officers and directors for expenses incurred in connection with activities on behalf of the Company. No funds (including any interest earned thereon) will be disbursed from the Escrow Fund for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the members of which are officers. Subsequent to the consummation of a Business Combination, to the extent current officers, directors and/or shareholders of the Company provide services to the Company, such persons may receive from the Company consulting fees and/or salaries. The Company has no present intention to pay to anyone any consulting fees or salaries. The Company is not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of Common Stock of the Company by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by the Company to any of the Current Shareholders, any funds securities or other assets of the Company.

Involvement of Certain Principals in Prior "Blank Check" Companies

       Ms. Jean Boyd, Vice President, Treasurer and Director, is a director and officer of several inactive "shell" corporations. of Active Gold and Eastern Star Mining, two Nevada corporations which are "blank check" companies and which have the same business objective is the same as the Company's business objective: to effect a Business Combination with an Acquired Business which has growth potential. (See "MANAGEMENT").

Competition

     The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. Inasmuch as the Company may not have the ability to compete effectively with its competitors in selecting a prospective Acquired Business, the Company may be compelled to evaluate certain less attractive prospects.
There can be no assurance that such prospects will permit the Company to meet its stated business objective.

Uncertainty of Competitive Environment of Acquired Business

     In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to Intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high growth industry.

Redemption Rights

     At the time the Company seeks shareholder approval of any potential Business Combination, the Company will offer (the "Redemption Offer") each of the Public Stockholders the right, for a specified period of time of not less than 20 days, to redeem all, but not a portion of, their shares of Common Stock, at a per share price equal to the Company's liquidation value on the record date for determination of shareholders entitled to vote upon the proposal to approve such Business Combination (the "Record Date") divided by the number of Shares held by all of the Public Stockholders. The Redemption Offer will be described in the disclosure documentation relating to the proposed Business Combination, which such disclosure documentation may require the Company to file a Registration Statement with the Commission. See "The Company." The Company's liquidation value will be equal to the Company's book value, as determined by the Company and audited by the Company's independent public accountants (the "Company's Liquidation Value") (which amount will be less than the initial public offering price per Share in the offering in view of the expenses of this offering and the anticipated expenses which will be incurred in seeking a Business Combination), calculated as of the Record Date. In no event, however, will the Company's Liquidation Value, be less than the Escrow Fund, inclusive of any net interest income thereon. If less than 30% of the Shares held by the Public Stockholders elect to have their Shares redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem Shares, based upon the Company's Liquidation Value, from those Public Stockholders who affirmatively requested such redemption and who voted against the Business Combination. If 30% or more of the Shares held by Public Stockholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not redeem such shares. The determination as to whether the Company proceeds with a Business Combination ultimately rests with the Company. If the Company determines not to pursue a Business Combination, even if less than 30% of the Shares held by Public Stockholders vote against approval of the potential Business Combination, no Shares will be redeemed.
If a shareholder votes against a potential Business Combination and the Company determines not to pursue such Business Combination, such vote will not constitute the exercise of the Redemption Offer so as to permit release of the Escrowed Funds. Escrowed Funds will be released to shareholders voting against a Business Combination only in connection with the consummation of a Business Combination.
Unless otherwise specified by such shareholder, a vote against the proposed Business Combination will constitute a request by such shareholder for redemption of his Shares.

Prescribed Acquisition Criteria

     As previously discussed herein on the cover page of this Prospectus and under "PROSPECTUS SUMMARY", this Blank Check Offering is subject to Rule 419 under the Act. As such, any agreement to acquire an acquisition candidate must provide for the acquisition of a. business or assets for which the fair market value of the business or assets to be acquired represents at least 80% of the offering proceeds, less underwriting commissions. if any, and expenses and dealer allowances payable to non-affiliates. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete a reconfirmation offering as described herein under "PROSPECTUS SUMMARY - Investor Rights to Reconfirm Investment Under Rule 419 - Prescribed Acquisition Criteria."

Certain Securities Laws Considerations

     The Company has agreed, contemporaneous with the sale of the Shares, that it will file an application with the Securities and Exchange Commission to register its Common Stock under the provisions of Section 12(g) of the Exchange Act, and that it will use it best efforts to continue to maintain such registration for a minimum of two years from the date of this Prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act.

     If the Company seeks shareholder approval of a Business Combination at such time as the Company's securities are registered pursuant to Section 12 of the Exchange Act, the Company's proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the Securities and Exchange Commission.

     Under the Federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Acquired Business did not have available and was unable to reasonably obtain the requisite audited financial statements, the Company could, in the event of consummation of a Business Combination with such company, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Securities Exchange Act of 1934. Consequently, it is unlikely that the Company would seek to consummate a Business Combination with such an Acquired Business. See "Risk Factors."

     The Company is currently not seeking listing of the Shares on NASDAQ. The Shares are not listed on NASDAQ and if the Company, at any time, has net tangible assets of $5,000,000 or less, transactions in the Shares would be subject to Rule 15g promulgated under the Securities Exchange Act of 1934. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Transactions are exempt from this rule of the market price of the Shares is at least $5.00 per share. The U.S. Securities and Exchange Commission Rule 3a51-1, that generally defines a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, of such issuer has been in continuous operation for at least three years, (ii) net tangible assets of at least $5,000,000, of such issuer has been in continuous operation for less than three years, or
(iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exemption is available, Rule 15g require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

      Since the Shares are subject to Rule 15g, broker-dealers may find it difficult to effectuate customer transactions and/or trading activity in the Shares, thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Shares. Also, the market liquidity for the Company's Common Stock could be adversely affected by limiting the ability of broker/dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market.

Facilities

     Since December 1994 the Company, pursuant to a an oral agreement with the President, at no cost to the Company, has maintained its executive offices in approximately 200 square feet of office space located at 1275 East Bellview, Cherry Hills Village, Colorado, 80121, in the home of the President. The Company considers this space, which is leased by the President to be adequate for its needs and, other than as stated, has no preliminary agreements or understandings with respect to the office facility in the future.

Employees

     As of the date of this Prospectus, the Company's employees consist of its executive officers, each of whom devote approximately 5% of their working time to the affairs of the Company.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The Company, a development stage entity, has neither engaged in any operations nor generated any revenues to date. Its entire activity since its inception has been to prepare for its proposed fund raising through an offering of equity securities as contemplated herein.

     The Company's expenses to date, all of which are attributable to its formation and proposed fund raising are approximately $5,091.

     Substantially all of the Company's working capital needs subsequent to the offering contemplated hereby will be attributable to the identification of a suitable Acquired Business, and thereafter to effectuate a Business Combination with such Acquired Business. Such working capital needs are expected to be satisfied from the Net Proceeds of the proposed offering. Although no assurances can be made, the Company believes it can satisfy its cash requirements until a Business Combination is consummated, with 10% of the Net Proceeds derived hereby. Due to the possible indefinite period of time to consummate a Business Combination and the nature and cost of the Company's expenses related to the Company's search and analysis of a Business Combination, there can be no assurances that the Company's cash requirements until a Business Combination is consummated will be satisfied with 10% of the Net Proceeds of this offering (including interest income earned thereon). Prior to the conclusion of this offering the Company currently anticipates its expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, escrow agent fees, transfer agent fees
See "Risk Factors."
                                MANAGEMENT

Directors and Officers

Name                     Age  Title

J. Michael Spinali       46   Chief Financial Officer,
                              Chairman, President, Director
Ms. Jean Boyd            57   Vice President, Treasurer,
                              Director
Brian S. French          50   Vice President, Secretary, Director

     J. Michael Spinali will serve as President and Chief Operations Officer of the Company and will devote 5% of his full time to the Company's affairs. His responsibilities will include management of the Company's operations as well as the Company's administrative and financial activities. Since 1994 Mr. Spinali has been President of Jalapeno Mexican Grill a restaurant company. From 1993 to present, Mr. Spinali has been involved in real estate development in Denver, Colorado. From 1983 to 1992, Mr. Spinali was A Founder, Chief Operations Officer, and Chief Financial Officer of Aspen Marine Group, Inc., a public corporation engaged in boat manufacturing, houseboat vacation ownership, and marina acquisition, management, and development. In April of 1991, Aspen Marine Group was listed in the Denver Post 100, and in June of 1991 was rated number 67 in Colorado
Business Magazines Top 300 Public Companies.   Aspen Marine Group's
revenues exceeded $16,000,000 in 1991.

     Brian S. French will serve as Secretary, Treasurer and Controller of the Company and will devote 5% of his full time to the Company's affairs. Mr. French has over ten years of combined experience in the areas of restaurant management and corporate finance. Currently Mr. French holds the position of Controller for a major highway contractor. From 1986 to 1993, Mr. French was the Controller for Aspen Marine Group, Inc. Prior experience in the restaurant industry includes over four years management with direct involvement in food preparation, scheduling, ordering, and cost control. Further, Mr. French is an accomplished chef and has developed a personnel training system specifically designed for the restaurant industry.

     Ms. Jean Boyd has been the Vice President and a member of the Board of Directors of the Company since its inception and will devote 5% of her time to the Company's affairs. Until January 1995 Ms. Boyd was Secretary of the Company. Ms. Boyd is the widow of Ross Boyd, the founder of the Company. Ms. Boyd has been an officer and director of certain other inactive "shell" companies founded by Ross Boyd. The following table indicates such involvement for the past five years:

Company                       Position            Date
Active Gold Corp.             Dir                 7/88-9/92
                              VP/Dir              9/92-6/94
                              Pres/Dir            6/94-9/96
Eastern Star Mining, Inc.     Sec/Tre/Dir         4/89-4/94
                              Pres/Dir            4/94-present
Charter West Corp.            Sec/Dir             8/84-8/94
                              Pres/Dir            8/94-present
Applied Resources, Inc.       Sec/Dir             6/92-6/94
                              Pres/Dir            6/94-present
Active Acquisitions, Inc.     Sec/Tre/Dir         6/88-6/94
                              Pres/Dir            6/94-present
International Health
     Resorts, Inc.            Sec/Tre/Dir         2/92-10/93
Master Gold Corp.             Sec/Tre/Dir         6/88-6/94
                              Pres/Dir            6/94-present
Plateau West Exploration,
     Inc.                     Sec/Dir             5/91-5/94
                              Pres/Dir            5/94-7/94
Ram Financial Corp.           Sec/Tre/Dir         12/89-12/93
                              Pres/Dir            12/93-present
Rico Diablo Mining, Inc.      Sec/Tre/Dir         11/88-11/93
                              Pres/Dir            11/93-2/94
Lion Capital                  Sec/Dir             unknown-6/93

Code: Dir=director, Pres=president, VP=vice president, Sec=secretary, Tre=treasurer.

Each of the companies listed have or had the same business objective is the same as the Company's business objective: to effect a Business Combination with an Acquired Business which has growth potential.
None of the companies have any assets.

     All Directors of the Company will hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified.

     All directors hold office until the next annual meeting of shareholder sand the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Messrs. Spinal and French, the current executive officers of the Company, intend to devote approximately 5% of their time to the affairs of the Company.

There are no agreements or understandings for any officer or director to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

Executive Compensation

     No compensation has been paid to any officers or directors since
inception.     Pursuant to an oral understanding with management, the
Company does not expect to pay any direct or indirect compensation to its officers and directors except for reimbursement for reasonable out-of-pocket expenses. There are no understandings or arrangements otherwise relating to compensation. Management anticipates that shares of the Company's authorized but unissued Common Stock may be utilized in connection with a business acquisition or combination and not as compensation to the Company's management, promoters, or their affiliates or associates. (See "Use of Proceeds", "MANAGEMENT - Conflicts of Interest" and "CERTAIN TRANSACTIONS").

Conflicts of Interest

     The proposed business of the Company raises potential conflicts of interest between the Company and its officers and directors. The company has been formed for the purpose of locating suitable business opportunities in which to participate. Each member of management will not be devoting full time to the Company and is engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to involve the Company in such a transaction.

     Management of the Company is required by the Company's By-Laws to bring business opportunities to the Company insofar as they relate to business opportunities in which the Company has expressed an interest. Because the business of the Company is to locate a suitable business venture, management is required to bring such business opportunities to the Company. Potential conflicts may arise if a member of management does not disclose such potential business opportunities.

     It is possible that members of management may organize other companies as "blank check" or "blind pool" companies in the future and offer their securities to the public. Management may have conflicts in the event that another "blank check" or "blind pool" company associated with management is actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek, should the Company complete this Blank Check Offering. A conflict will not be present as between the Company and another affiliated "blank check" or "blind pool" if , before the Company begins seeking acquisitions, such other blank check" or "blind pool" : (i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; and (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" or "blind pool" (or vice versa), because of such factors as the difference in working capital available to the Company. If, however, at any time the Company and any other firms affiliated with management are simultaneously seeking business opportunities, management may fact the conflict of whether to submit a potential business acquisition to the Company or to such other firms. In the en=vent that an opportunity is appropriate to both the Company and another affiliated "blank check" or "blind pool" management intends to first offer such opportunity to that entity that first closed sale of its securities.

     The Company will not invest the proceeds of this Blank Check Offering in any entity affiliated with management with approval of either a majority of the disinterested directors or approval of disinterested shareholders holding a majority of the Company's voting stock not owned by the Company's officers and directors, beneficially and of record. Further, and in any event, the Company must comply with the reconfirmation offering requirements of Rule 419. (See PROSPECTUS SUMMARY - Investor Rights to Reconfirm Investment Under Rule 419" and "RISK FACTORS - Conflicts of Interest"). the Company has established no other guidelines or procedures for resolving potential conflicts. Failure by management to resolve conflicts of interest in favor of the Company may result in liability of management to the Company. Management has and will continue to have an affirmative obligation to disclose conflicts of interest to the Company' Board of Directors or shareholders.

     Other potential conflicts of interest include (i) the potential payment of a finder's fee, other than from the proceeds of this Blank Check Offering, to members of management, shareholders of the Company or their affiliates if they bring a proposed business venture to the Company and the Company entered into such business venture; (ii) demands on management's time from their other business interests; and
(iii) the preferences, notwithstanding other possible factors, to utilized the legal services of a major shareholder.

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of the date hereof and as adjusted to reflect the sale of the Shares offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and directors as a group:

                         Amount and Approximate
                         Percentage of Outstanding Shares
                         Beneficial     Before    After
Shareholder              Ownership      Offering  Offering

Scott Bengfort           1,000,000      40.5%     28.8%
11403 Corta Playa Laguna
San Diego, CA 92124

Robert C. Weaver, Jr.(1)   800,000      32.4%     23.1%
721 Devon Court
San Diego, CA 92109

J. Michael Spinali (2)     120,000       4.9%      3.5%
1275 East Bellview
Cherry Hills Village,
CO 80121

Jean  Boyd (2)             200,000       8.1%      5.8%
1275 East Bellview
Cherry Hills Village,
CO 80121

Brian S. French (2)         40,000       1.6%      1.2%
1275 East Bellview
Cherry Hills Village,
CO 80121

All Officers & Directors   360,000      14.6%     10.4
as a Group (3 persons)

(1) Counsel for the Company
(2) Officer or Director

Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. No persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons.

     Messrs. Bengfort, Weaver, Spinali and French and Ms. Boyd may be deemed to be "promoters" and "parents" of the Company, as such terms are defined under the Federal securities laws. Messrs. Bengfort and Weaver, although not management, are substantial shareholders of the Company and may be instrumental in assisting management in activities of the Company.

                          CERTAIN TRANSACTIONS

     On March 20, 1992, the Company issued 500,000 shares of it's Common Stock each to Ross H. Boyd and Jean P. Boyd, at the time, the Company's President and a Director and Vice President and a Director, respectively, for cash and services aggregating $1,000. Ross H. Boyd subsequently died and his shares transferred from his estate to his wife Jean P. Boyd leaving her with a total of 1,000,000 shares. On March 20, 1992, the Company also issued 1,000,000 shares of Common Stock to Scott Bengfort for cash and services aggregating $1,000.

     On November 16, 1994, Ms. Jean Boyd, an officer and director of the Company, transferred from herself to Robert C. Weaver, Jr.
800,000 shares of the Company's Common Stock. Mr. Weaver is counsel for the Company.

     Since December 1994 the Company, pursuant to a an oral agreement with the President, at no cost to the Company, has maintained its executive offices in approximately 200 square feet of office space located at 1275 East Bellview, Cherry Hills Village, Colorado, 80121.

     On September 21, 1995, the Company issued the following Common Stock for services rendered: 90,000 shares to J. Michael Spinali, the Company's President and a Director, and 30,000 shares to Brian S. French, the Company's Secretary, Treasurer and Director, for an aggregate valuation of $4,000.

     On September 21, 1995, the Company issued 350,000 shares of
Common Stock to 15 persons, including Messrs. Spinali and French for an aggregate purchase price of $8,750.

     The Company shall not make any loans to any officers or directors following this offering. Further, the Company shall not borrow Funds for the purpose of making payments to the Company's officers, directors, promoters, management or their affiliates or associates.

     Officers, directors or their affiliates may act as finders of business opportunities. The finders fees which they may receive in connection therewith will be established by negotiation with the Company and the potential merger partner and will be no less favorable to the Company than could be obtained with unrelated third parties.

                         DESCRIPTION OF SECURITIES

General

     The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.001 per share. Prior to this offering, 2,470,000 shares of Common Stock were outstanding, held of record by 18 persons.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of Funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the Shares when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

Dividends

     The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of cash dividends in the future, of any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

     The transfer agent for the Company's Common Stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, UT 84107.

Shares Eligible For Future Sale

     Upon the consummation of maximum amount of this offering, the Company will have 3,470,000 shares of Common Stock outstanding. Of these shares, the 1,000,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to limitations of Rule 144 promulgated by the Commission under the Securities Act. All of the remaining 2,470,000 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. 1,200,000 of such shares became eligible for sale under Rule 144 on March 20, 1994.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Prior to this offering, there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop.

                               THE OFFERING

     The Company propose to offer the Shares through it's officers and directors and members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow a concession, in their discretion, to certain dealers who are members of the NASD, and who agree to sell the Shares in conformity with the NASD Rules of Fair Practice. In any event, such concessions will not exceed the amount of the Offering discount that the Company are to receive.

     The offering is being conducted directly by the Company without the use of a professional underwriter.

     Prior to this offering, there has been no public market for the Shares. Consequently, the initial public offering price for the Shares has been determined by negotiation between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the prospects for earnings of the Company, the present state of the Company's development, the general condition of the securities market at the time of the offering and the market prices of similar securities of comparable companies at the time of the offering. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Shares will develop after the close of the offering, or if a public market in fact develops, that such public market will be sustained, or that the Shares can be resold at any time at the offering or any other price. See "Risk Factors -- No Assurance of Public Market; Arbitrary Determination of Offering Price."

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete.
Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Additional
Information."

Offering Conducted In Accordance With Rule 419

     The Company's offering is being conducted in accordance with the Commission's Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies which Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. The Company is a "blank check" company subject to Rule 419 because the Shares are being offered at a price below $5.00. Accordingly, investors in the offering will receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a "blank check" offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the Funds and securities can be released, the "blank check" company is required to update the registration statement with a post-effective amendment; and after the effective date thereof the Company is required to furnish investors with the Prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45 day period is to automatically receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting specified criteria within 18 months, all of the deposited funds in the escrow account must be returned to investors.

                            LEGAL PROCEEDINGS

     The Company is not a party to, nor is it aware of, any threatened litigation of a material nature.

                              LEGAL MATTERS

     Robert C. Weaver, Jr., Esq.,4475 Mission Blvd., Suite 216, San Diego, CA 92109, has rendered an opinion (which is filed as an exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the Shares, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable. Mr. Weaver is a significant shareholder of the Company. (See "Principal Shareholders")

                                  EXPERTS

     The financial statements included in this Prospectus have been audited by Davis & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report in which the opinion is modified with respect to the fact that the Company's ability to commence operations is dependent, among other factors, upon the success of this offering or other fund raising. Further, the financial statements do not include any adjustment relating to the recoverability of asset carrying amounts and the amounts and classification of liabilities should the Company be unable to continue in existence.

                              INDEMNIFICATION

     The Company's Articles of Incorporation and Nevada law contain provisions relating to the indemnification of officers and directors.

     Generally, the foregoing provide that the corporation may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation.

     It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the Corporation.

     Insofar as indemnification for liabilities arising under the securities act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of his counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           AVAILABLE INFORMATION

     The Company has filed with the Denver Regional Office of the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office of the Commission at 7 World Trade Center, New York, New York 10007 and the Chicago Regional Office of the Commission, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed By the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. References in this Prospectus to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by reference to such documents, statutes, regulations and agreements. The Company will provide without charge to each person who receives a Prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the Prospectus.

                           FINANCIAL STATEMENTS


            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
California Applied Research, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of California Applied Research, Inc. at December 31, 1995 and March 31, 1996 and the related statements of changes in stockholders' equity, operations and cash flows for the years ended December 31, 1994 and 1995, for the three months ended March 31, 1996, and for the period from inception (March 25, 1992) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California Applied Research, Inc. at December 31, 1995 and March 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995, for the three months ended March 31, 1996, and for the period from inception (March 25, 1992) to March 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
                              Davis & Co., CPAs, P.C.
                              Certified Public Accountants

Englewood, Colorado
May 29, 1996
                                    F-1

                      CALIFORNIA APPLIED RESEARCH, INC.
                        (A Development Stage Company)
                                Balance Sheets


    December 31,                             March 31,
          1995                                   1996


ASSETS
Current assets
   Cash                                      $ 5,520       $ 5,520
   Expense advance to officer                    368            --
    5,888                                      5,520

Other asset
   Deferred public offering costs              2,311         2,311

                                             $ 8,199       $ 7,831


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liability
  Account payable                          $      --      $    100


Contingency and commitment (Notes 2 and 4)

Stockholders' equity
  Common stock, $.001 par value per share;
     100,000,000 shares authorized; 2,470,000
     shares issued and outstanding at
     December 31, 1995 and March 31,
     1996, respectively                        2,470         2,470

  Additional paid-in capital                  11,281        11,281

  Deficit accumulated during the
     development stage                        (5,552)       (6,020)
                                               8,199         7,731

                                             $ 8,199       $ 7,831




The accompanying notes are an integral part of this statement.



                                     F-2

                                     CALIFORNIA APPLIED RESEARCH, INC.
                                       (A Development Stage Company)
                                Statement of Changes in Stockholders' Equity
                    For the Period From Inception (March 25, 1992) to December 31, 1992
    For the Years Ended December 31, 1993, 1994 and 1995, and for the Three Months Ended March 31, 1996
                                                          Additional  Deficit accumulated   Total
                                        Common stock           paid-in     during the     stockholders'
                                      Shares        Amount  capital   development stage     equity
Shares issued as of March 25, 1992
during the formation of the Company,
for services valued at $.001 per
share to: Officers and directors     2,000,000      $ 2,000  $            $               $2,000

Net loss for the period from
inception (March 25, 1992) to
December 31, 1992                                                                         (2,000)   (2,000)
 Balance at December 31, 1992       2,000,000        2,000         --          --

Net loss for the year ended
December 31, 1993                                                                            (--)      (--)
 Balance at December 31, 1993       2,000,000        2,000        (--)     (2,000)            --

Shares issued for cash of $.025
per share in November and December
1994 to others                         140,000          140     3,360                      3,500

Shares contributed to the Company
in November 1994 by former officer
and director (Note 3)                                               1                          1

Net loss for the year ended
December 31, 1994                                                                            (--)      (--)
 Balance at December 31, 1994       2,140,000         2,140     3,361     (2,000)         3,501

Common stock issued in
September 1995 at $.025 per share
in exchange for: Services of
officers and directors                 120,000           120    2,880                      3,000
    Cash from officers and
       directors                       40,000            40       960                      1,000
    Cash from others                  170,000           170     4,080                      4,250
Net loss for the year ended
December 31, 1995                                                                         (3,552)   (3,552)
 Balance at December 31, 1995       2,470,000         2,470    11,281      (5,552)         8,199

Net loss for the three months
ended March 31, 1996                                                                        (468)     (468)
 Balance at March 31, 1996          2,470,000        $ 2,470  $11,281     $(6,020)        $7,731

The accompanying notes are an integral part of this statement.
                                       F-3

                        CALIFORNIA APPLIED RESEARCH, INC.
                          (A Development Stage Company)
                             Statements of Operations


                                       For the period from
                        For the year ended                       Inception
                        December 31,         January 1, 1996   (March 25, 1992)
                        1994          1995  to March 31, 1996 to March 31, 1996


Expenses
 Stock issued for
    services          $        --    $ 3,000    $      --       $ 5,000
 Travel                        --        432          368           800
 Other general and
    administrative             --        120          100           220
                               --      3,552          468         6,020

Net loss              $       (--)   $(3,552)     $  (468)      $(6,020)

Weighted average
    number of shares    2,470,000  2,470,000    2,470,000     2,470,000

Net loss per
    common share      $       (--)  $  (.001)   $     (--)     $  (.002)


















The accompanying notes are an integral part of this statement.



                        CALIFORNIA APPLIED RESEARCH, INC.
                          (A Development Stage Company)
                             Statements of Cash Flows
                                       For the period from
                        For the year ended                       Inception
                        December 31,         January 1, 1996   (March 25, 1992)
                        1994          1995  to March 31, 1996 to March 31, 1996
Cash flow from operating
    activities:
Net loss                   $     (--)  $(3,552)      $  (468)      $(6,020)
Noncash items included
 in the net loss stock
 issued for services              --     3,000            --         5,000

Changes in assets
and liabilities
(Increase) decrease in
 expense advance to
 officer                                  (368)          368
Increase in accounts
 payable                                                 100           100
(Increase) decrease in
 stock subscription
 receivable                   (3,500)    3,500            --            --

Net cash provided (used)
by operating activities       (3,500)    2,580            --          (920)

Cash flow from financing
activities:
 Proceeds from sale of
  common stock                 3,500     5,250            --         8,750

Costs related to public
 offering                               (2,310)           --        (2,310)

Net cash provided by
 financing activities             --     2,940            --         6,440


Increase (decrease)
 in cash                          --     5,520            --         5,520

Cash, beginning of
 period                           --                      --         5,520                    --

Cash, end of period        $      --   $ 5,520        $5,520       $ 5,520

The accompanying notes are an integral part of this statement.

                                       F-5
                      CALIFORNIA APPLIED RESEARCH, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements


Note 1:   Significant Accounting Policies
       Significant accounting policies are as follows:

       a. Organization
          California Applied Research, Inc. (the "Company") was incorporated under the laws of the State of Nevada on March 25, 1992. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Planned principal operations of the Company have not yet commenced, and activities to date have been limited to its formation and obtaining its initial capitalization. The Company intends to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons who or firms which desire to employ the Company's funds in their business or seek the perceived advantages of a publicly held corporation.

       b. Deferred costs related to proposed public offering
          Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.

       c. Shares issued in exchange for services
          The fair value of shares issued in exchange for services rendered to the Company was determined by the Company's officers and directors.

       d. Income taxes
          The Company has made no provision for income taxes because of financial statement and tax losses since its inception. As of March 31, 1996, the Company has net operating loss carryforwards of approximately $600, which will expire in 2010.

       e. Net loss per common share
          The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued prior to the public offering is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

       f. Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
                                                                (Continued)
                                    F-6

                     CALIFORNIA APPLIED RESEARCH, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements

Note 2:   Going Concern Contingency
       The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies and to carry out its planned operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

       In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as discussed in Note 4, herein. There is no assurance that the Company will be able to obtain such financing. The financial statements, herein, do not include any adjustments that might result from the outcome of this uncertainty.

Note 3:   Related Party Transactions
       In December 1994 the Company's President began providing to the Company free of charge a minimal amount of office space in his home.

       In November 1994 one of the Company's founders who was also an officer and director of the Company, transferred 800,000 shares of her originally issued shares, valued at $1, to the Company's corporate attorney in consideration for said attorney's undertaking to provide legal services incurred in connection with the Company's proposed public offering.

Note 4:   Commitment - Proposed Public Offering of Common Stock
       The Company intends to undertake a public offering to sell up to 1,000,000 shares of its $.001 par value common stock at a price of $.25 per share.

       The shares will be offered and sold on a "best efforts" 100,000 share minimum, 1,000,000 share maximum basis, pursuant to a continuing offer over 360 days after the date of the Prospectus. The shares will be offered by authorized officers and directors of the Company who will receive no underwriting discounts or commission, but only the reimbursement of their out-of-pocket expenses relating to the offering. The Company may also offer the shares through selected broker-dealers, as sales agents, at a commission of 10%. No expense allowance, warrants to purchase common stock or other remuneration except the 10% commission will be paid. Offering expenses to be incurred by the Company are estimated to be a maximum of $30,400 which assumes a commission will be paid on all shares sold.

                                                                (Continued)
                                    F-7

                     CALIFORNIA APPLIED RESEARCH, INC.
                       (A Development Stage Company)
                       Notes to Financial Statements

Note 4:   Commitment - Proposed Public Offering of Common Stock
(Continued)

       Proceeds from subscriptions for shares are required to be deposited into an escrow account with an independent third party, pursuant to an escrow agreement between the Company and the Escrow Agent. The securities to be issued to investors must also be deposited into this escrow account. If the minimum number of shares are not sold, the sale of shares hereunder will not be completed and the full amount paid by subscribers will be refunded without interest.

       If the public offering is successfully completed, except for an amount up to 10% of the deposited funds ($1,750 if minimum is sold, $22,000 if the maximum is sold) otherwise releasable, the deposited funds and the deposited securities may not be released until an acquisition, meeting certain specified criteria, has been made and a sufficient number of investors reconfirm their investment in accordance with certain specified procedures. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, must be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited proceeds (and any interest earned thereon) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the deposited proceeds will be returned on a pro rata basis to all investors.

       Officers, directors, affiliates, and principal shareholders of the Company may purchase a percent of the shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of closing the minimum offering.









                                    F-8

           Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22.  Indemnification of Directors and Officers.

     The information required by this Item is incorporated by reference to "Indemnification" in the Prospectus herein.

Item 23.  Other Expenses of Issuance and Distribution.

     SEC Registration Fee               $  100
     NASD Filing Fees                      300
     Blue Sky Fees and Expenses            500
     Legal Fees and Expenses               -0-
     Printing and Engraving Expenses     1,500
     Accountants' Fees and Expenses      2,000
     Miscellaneous                       1,000
                                        ________
     Total                              $5,400

The foregoing expenses, except for the SEC fees, are estimated.

Item 24.  Recent Sales of Unregistered Securities.

     The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act of 1933.
-
Date of
 Sale          Purchaser                Shares    Consideration

3-20-92        Scott Bengfort           1,000,000 $  1,000.00
3-20-92        Ross and Jean. Boyd      1,000,000 $  1,000.00
9-21-95        Robert L. & Diane C.
                 Fields Trust              60,000 $  1,500.00
9-21-95        Brian French                40,000 $    750.00
9-21-95        Jay A. Geier                20,000 $    500.00
9-21-95        Kenneth E. Goodwin          20,000 $    500.00
9-21-95        Frank J. Greene             30,000 $    750.00
9-21-95        James C.  Holly             20,000 $    500.00
9-21-95        Richard D.  Kennedy         10,000 $    250.00
9-21-95        Richard Kyndberg            20,000 $    500.00
9-21-95        Cindy J. Mendex             10,000 $    250.00
9-21-95        James W. Rodgers            40,000 $  1,000.00
9-21-95        Frank  Sheldon              20,000 $    500.00
9-21-95        Ron  Shepton                20,000 $    500.00
9-21-95        J. Michael Spinali         120,000 $  2,250.00
9-21-95        George B. Tarver            10,000 $    250.00
9-21-95        Nathanel Weinberger         30,000 $    750.00

Total                                   2,470,000 $ 13,750.00

With respect to the issuance of the aforementioned shares, the Registrant relied on the exemptions from registration provided by
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the stock. The securities were offered to officers, directors, a corporation which had access to information by virtue of its' relationship with officers and directors of the Company, and the Company's legal counsel. The securities were offered for investment only and not for the purpose of resale or distribution. All of the shares issued to the aforementioned persons bear or shall bear restrictive legends preventing their transfer except in accordance with the Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares will be lodged with the Registrant's transfer agent.

Item 25.  Exhibits.

     The following exhibits are filed with this Registration
Statement:

Exhibit Number      Exhibit Name                  Page Number

1.1       Participating Dealer Agreement               *
1.2.1     Fund Escrow Agreement                        **
1.2.2     Escrow Agreement in Accordance with
               Rule 419 under the Securities
               Act of 1933, as amended                 **
1.3       Subscription Agreement                       *
3.1       Articles of Incorporation                    *
3.2       By-Laws                                      *
4.1       Common Stock                                 *
5         Opinion Regarding Legality                   *
24.1      Consent of Counsel (2)                       *
24.2      Consent of Expert                            75
25        Power of Attorney (3)                        *

* previously provided in the original filing
** previously provided in amendment no. 1.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
__________________
(1) Information pertaining to the Common Stock of the Company is contained in the Certificate of Incorporation and By-Laws of the Company.
(2) The Consent of Counsel is contained in the Opinion Regarding Legality filed previously.
(3) The Power of Attorney herein below is incorporated by reference to Part II, Item 25 of the Registration Statement.

Item 26.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Certificate of Incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Denver, State of Colorado, on December 13, 1996.

California Applied Research, Inc. (Registrant)

/s/
 J. Michael Spinali, President and Chairman
       (Signature)